Exhibit 10.6

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) dated as of March 19, 2026 (the “Effective Date”), is entered by and between Corvex, Inc. (the “Company”), and Jay Crystal (“Executive”). Each of the Company and Executive are a “Party,” and collectively, they are the “Parties.”

WHEREAS, in connection with the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among Movano Inc., Thor Merger Sub Inc. and Corvex, Inc. the Company wishes to employ Executive, and Executive wishes to accept such employment with the Company, in each case, subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and mutual benefits, the Company and Executive agree as follows:

1.  Representations and Warranties. Executive represents and warrants to the Company that Executive is not bound by any restrictive covenants or other obligations or commitments of any kind that would in any way prevent, restrict, hinder or interfere with Executive’s acceptance of employment under the terms and conditions set forth herein or the performance of Executive’s duties and services hereunder. Executive understands and acknowledges that Executive is not expected or permitted to use or disclose confidential information belonging to any prior employer in the course of performing Executive’s duties for the Company.

2.  Term of Employment. The Company will employ Executive, and Executive accepts employment by the Company, on the terms and conditions herein contained for a period beginning on the Commencement Date (as defined below) and ending on the date Executive’s employment is terminated by either Party pursuant to Section 6 (such period of employment, the “Employment Period”).

3.  Duties and Functions.

(a) Title and Position. Effective immediately following the filing of Movano Inc.’s annual report on Form 10-K for the year ended December 31, 2025 (the “Commencement Date”), Executive shall be employed as the Chief Executive Officer of the Company (“CEO”). In such capacity as CEO, Executive shall report directly to the Company’s Board of Directors (the “Board”). Executive shall transition to the role of Co-Chief Executive Officer of the Company (“Co-CEO”) immediately following the Company’s 2026 shareholder meeting. Prior to Executive’s transition to Co-CEO, Executive shall be the most senior executive of the Company; following such transition, Executive and the Company’s other Co-Chief Executive Officer shall together be the most senior executives of the Company. Executive shall perform his services for the Company remotely from his home office in Virginia and shall not be required to perform services on the premises of the Company (or other specific work location); provided that Executive agrees to undertake such business-related travel as the Company may reasonably require and/or as necessary or appropriate for the performance of Executive’s duties and responsibilities to the Company.

(b) Board Nomination. Executive shall be nominated to serve as a member of the Board in connection with the annual shareholder meeting in May 2026, and the Company shall, during the Employment Period, continue to nominate Executive for reelection to the Board provided he is then serving in the role of CEO or Co-CEO; provided such appointment shall be subject to shareholder approval of Preferred Stock Conversion Proposal (as such term is defined in the Merger Agreement).

(c) Duties. As CEO and as Co-CEO after Executive’s transition to Co-CEO, Executive shall have the general overall authority and responsibility for the day-to-day management of the affairs and business of the Company and the primary responsibility for the formulation, implementation and execution of strategic policies relating to the Company’s business operations, financial objectives and market growth. Executive shall also have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similar companies that are not inconsistent with Executive’s position as CEO and as Co-CEO after Executive’s transition to Co-CEO. In the performance of Executive’s duties to the Company, Executive agrees to abide by the rules, regulations, instructions, codes of ethics, personnel practices and policies of the Company that are applicable, and made available to, Executive, including any change thereof which may be adopted at any time by the Company.

(d) Permitted Activities. During the Employment Period, Executive shall devote his business judgment, knowledge and skill to the performance of his duties and responsibilities to the Company. Notwithstanding the foregoing, Executive may (i) serve on the boards of directors of non-profit organizations, (ii) participate in charitable, civic, educational, professional, community or industry affairs, (iii) manage Executive’s personal investments and legal affairs, and (iv) with the written consent of the Board (not to be unreasonably withheld), advise and serve on boards of directors of for-profit companies; provided that the activities set forth in subparts (i) through (iv) hereof do not, individually or in the aggregate, materially interfere with the performance of Executive’s duties or responsibilities to the Company, trigger a breach of the Confidentiality Agreement (as defined below), create a fiduciary conflict or otherwise create an actual or apparent conflict of interest.

4.  Compensation.

(a) Base Salary. During the Employment Period, as compensation for Executive’s services hereunder as CEO and subsequently as Co-CEO, the Company agrees to pay Executive a base salary at an annual rate of $500,000.00, less applicable withholdings and deductions, payable in substantially equal installments in accordance with the Company’s normal payroll schedule. Executive’s salary may be subject to review from time to time by the Board, but not less frequently than annually. The base salary as determined herein and as adjusted from time to time shall constitute “Base Salary” for purposes of this Agreement.

(b) Fringe Benefits. During the Employment Period, Executive shall be entitled to participate on a basis no less favorable than any other executive or employee in the benefits available generally to similarly-situated Company executives or employees pursuant to Company plans, policies and programs, as and to the extent any such plans, policies and programs are or may from time to time be in effect, as determined by the Company, subject to the applicable terms and conditions of the benefit plans in effect at that time. Nothing herein shall affect the Company’s ability to modify, alter, terminate or otherwise change any benefit plan, policy or program it has in effect at any given time, to the extent permitted by law.

(c) Expenses. The Company shall reimburse Executive for all reasonable and documented out-of-pocket business, travel and entertainment expenses incurred and paid by Executive in the performance of Executive’s services hereunder, in accordance with Company policy as in effect from time to time. In addition, the Company shall also reimburse Executive’s legal fees reasonably and actually incurred in connection with the review and negotiation of this Agreement in an aggregate amount not to exceed $50,000 payable within thirty (30) days following the Commencement Date; provided, however, that in the event the Company requests that Executive submit invoices associated with such legal representation to substantiate the reimbursement of reasonable attorneys’ fees and costs, Executive shall be permitted to redact such legal invoices to protect and preserve attorney-client privilege.

(d) Paid Time Off. Executive shall be eligible for paid time off and other leave in accordance with the Company’s paid time off policies.

5.  Indemnification Agreement and D&O Liability Insurance. Promptly following the Commencement Date, the Company shall enter into an indemnification agreement with Executive pursuant to which it will agree to indemnify, defend and hold harmless Executive to the maximum extent provided under applicable law and the organizational documents of the Company, and in all events on a basis no less favorable than provided to the Company’s other officers and directors. In addition, the Company will cover Executive under its directors’ and officers’ liability insurance policy with the same coverage provided to the Company’s officers and directors (but in no event less than a reasonable amount of coverage). The directors’ and officers’ liability insurance policy will include tail coverage for six (6) years post-employment if the Company changes control or de-lists from any national stock exchange.

6.  At-Will Employment.

(a) At-Will Employment. Executive’s employment with the Company is at-will and may be terminated by either Party at any time, with or without cause or notice. Upon termination of employment for any reason, the Company shall pay to Executive (i) his accrued Base Salary through the effective date of termination, (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination, (iii) the value of Executive’s accrued, unused paid time off, to the extent required by applicable law or Company policy, and (iv) all other payments, benefits or fringe benefits to which Executive shall be entitled under the terms of any applicable plan, policy or arrangement or as required to be paid or provided pursuant to applicable law, in each case, subject to applicable standard payroll deductions and withholdings (collectively, “Accrued Payments”).

(b) Termination Due to Death or Disability. In the event Executive’s employment terminates due to death or Disability (as defined below), in addition to the Accrued Payments, Executive shall also receive the following: (i) each outstanding equity-based incentive award subject to time-based vesting criteria shall immediately become fully vested and, as applicable, exercisable; and (ii) each outstanding equity-based incentive award subject to performance-based vesting criteria shall remain outstanding through the remainder of the applicable performance period(s) and shall vest to the extent the applicable performance criteria are achieved. For purposes of this Agreement, “Disability” means that Executive has been unable, for a period of (x) one hundred twenty (120) consecutive days or (y) one hundred eighty (180) non-consecutive days during any twelve (12) month period, with or without reasonable accommodation, consistent with applicable law, as the case may be, to perform a substantial portion of the individual’s duties or services to the Company, as a result of physical or mental impairment, illness or injury, as determined by an independent physician selected and paid for by the Company and approved by Executive, with such determination be deemed conclusive.

(c) Continuing Obligations; Resignation from Board Positions. The obligations imposed on Executive with respect to non-competition, non-solicitation, confidentiality, non-disclosure and assignment of rights to inventions or developments in this Agreement or any other agreement executed by the Parties (including the Confidentiality Agreement) shall continue, notwithstanding the termination of the employment relationship between the Parties and regardless of the reason for such termination. Upon termination of employment for any reason, Executive shall be deemed to have resigned from any officer positions with the Company or any applicable subsidiary or affiliate and shall execute, at the Company’s request, any documentation to effectuate such resignation.

7.  Severance. Following the closing date of the transactions contemplated by the Merger Agreement (the “Closing”) the “ Company shall enter into a written agreement with Executive pursuant to which Executive will be eligible for severance payments and benefits upon an involuntary termination of employment, subject to the terms of such agreement or amendment (including, without limitation, the requirement to execute (and not revoke) a separation and release agreement in connection with receipt of severance benefits). The Parties agree to negotiate in good faith in order to enter into such severance agreement no later than one hundred eighty (180) days following the Closing.

8.  Confidentiality Agreement. As a condition of Executive’s employment, Executive is required to execute the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement, attached hereto as Exhibit A (the “Confidentiality Agreement”), prior to or on the Commencement Date.

9.  Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their heirs, personal representatives, successors and assigns. In the event the Company is acquired, is a non-surviving party in a merger, or transfers substantially all of its assets, this Agreement shall not be terminated and the transferee or surviving company shall be bound by the provisions of this Agreement. The Parties understand that the obligations of Executive are personal and may not be assigned by Executive.

10.  Entire Agreement. This Agreement (together with Exhibit A) contains the entire understanding of Executive and the Company with respect to employment of Executive and supersedes any and all prior understandings, written or oral, including without limitation, Executive’s offer letter with the Company (f/k/a Klustr, Inc.), dated November 1, 2024, and Executive’s undated Employee Confidential Information and Inventions Assignment Agreement with the Company (f/k/a Klustr, Inc.). This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing, specifically identified as an amendment to this Agreement, and signed by all Parties. By entering into this Agreement, Executive certifies and acknowledges that Executive has carefully read all of the provisions of this Agreement and that Executive voluntarily and knowingly enters into said Agreement.

11.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.

12.  Tax Consequence. Except as otherwise specifically provided in this Agreement, the Company will have no obligation to any person entitled to the benefits of this Agreement with respect to any tax obligation any such person incurs as a result of or attributable to this Agreement, including all supplemental agreements and employee benefits plans incorporated by reference therein, or arising from any payments made or to be made under this Agreement or thereunder.

13.  Code Section 280G. Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (the “Covered Payments”) constitute parachute payments (the “Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would, but for this Section be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (a) in full or (b) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing (a) or (b) results in Executive’s receipt on an after-tax basis of the greatest amount of benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). If a reduction in payments or benefits is necessary, reduction shall occur in the following order: (i) cash payments; (ii) equity-based payments and acceleration; and (iii) other non-cash forms of benefits. Within any such category of payments and benefits (that is, (i), (ii) or (iii)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. To the extent any such payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order. The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code will perform the foregoing calculations, and the Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. Any good faith determinations of the accounting firm made pursuant to this section shall be final, binding and conclusive upon all parties

14.  Code Section 409A. It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Code, and all regulations, guidance and other interpretive authority issued thereunder (collectively, “Section 409A”) so as not to subject Executive to payment of any additional tax, penalty or interest imposed under Section 409A, and this Agreement shall be interpreted accordingly. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Executive and the Company of the applicable provision without violating the provisions of Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any nonqualified deferred compensation upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A, (A) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. Further, if Executive is deemed by the Company at the time of Executive’s termination of employment to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of Executive’s termination of employment with the Company or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.

15.  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law thereof.

16.  Notices. Any notice provided for in this Agreement shall be provided in writing. Notices shall be effective from the date of service, if served personally on the Party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the Parties at their respective addresses or to such other address as either Party may later specify by notice to the other.

17.  Arbitration. The Parties agree that, except as otherwise provided in this Agreement, any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof, or arising out of or relating to the employment of Executive, or the termination thereof, including any statutory or common law claims under federal, state, or local law, including all laws prohibiting discrimination in the workplace, shall be resolved by arbitration before a single arbitrator in accordance with the Employment Arbitration Rules of the Judicial Arbitration and Mediation Service (JAMS). The Parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof. The Parties further acknowledge and agree that, due to the nature of the confidential information, trade secrets, and intellectual property belonging to the Company to which Executive has or will be given access, and the likelihood of significant harm that the Company would suffer in the event that such information was disclosed to third parties, nothing in this paragraph shall preclude the Company from going to court to seek injunctive relief to prevent Executive from violating the obligations set forth in this Agreement. This agreement to arbitrate does not include claims that, by law, may not be subject to mandatory arbitration. If requested by the prevailing Party, the non-prevailing Party shall reimburse the prevailing Party for all of its costs and expenses, including attorneys’ fees, incurred in connection with any arbitration proceeding. By their initials below, the Parties acknowledge that they have read and understand this provision and consent specifically to the mandatory arbitration provisions in this Section 17.

Company Initials:_________________                                                Executive Initials:___________________

18.  Miscellaneous.

(a)  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(b)  The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Whenever in this Agreement the word “including” is used, it shall be deemed to be for purposes of identifying only one or more of the possible alternatives, and the entire provision in which such word appears shall be read as if the phrase “including without limitation” were actually used in the text.

(c)  The language in all parts of this Agreement will be construed, in all cases, according to its fair meaning, and not for or against either Party hereto. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Executive Employment Agreement to be duly executed, by its authorized officers or individually, on the Effective Date.

Corvex, Inc.

By:	/s/ J Cogan
	Name:	J Cogan
	Title:	Chief Financial Officer

/s/ Jay Crystal
Jay Crystal

Exhibit A

FORM OF Confidential information, InventionS Assignment,

Non-solicitation and Non-competition Agreement

[see attached]

FORM OF Confidential information, InventionS Assignment,

Non-solicitation and Non-competition Agreement

My employment by Corvex, Inc. (“Company” and, together with its parent companies, subsidiaries, successors, assigns and related entities (collectively, the “Company Group”)), creates a relationship of confidence and trust with the Company. Accordingly, in consideration of my continued employment by the Company and the compensation and benefits now and later paid or provided to me (including as set forth in the employment agreement between me and the Company, to which this Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement (the “Agreement”) is attached as Exhibit A), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree to the following terms in this Agreement:

1. No Conflict of Interest; Duty of Loyalty. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, directly or indirectly engage in any employment or business activity, paid or unpaid, that is competitive with, or would otherwise conflict with, my employment by the Company or Company Group’s business activities. Furthermore, I will not (a) reveal, disclose or otherwise make available to any unauthorized person any Company or Company Group password or key, whether or not the password or key is assigned to me, or (b) obtain, possess or use in any manner any Company or Company Group password or key that is not assigned to me. I will use my reasonable efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, software or related technical documentation that the Company or Company Group issues to me. I will not input, load or otherwise attempt any unauthorized use of software in any Company or Company Group computer or other device, whether or not the computer or device is assigned to me.

2. Ownership and Nondisclosure of Confidential Information. All Confidential Information (as defined in Annex A) is the sole property of the Company Group. I agree to assign and hereby do assign to the Company Group all rights, title and interest I may have or acquire in the Confidential Information. At all times, both during my employment by the Company and after termination of such employment, I will keep in confidence and trust all Confidential Information, and I will not use or disclose any Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company, as may be required and only to the extent necessary to my attorneys, financial advisors, accountants and other professional advisors who are bound by obligations of confidentiality, or as expressly authorized by this Agreement. I will take all reasonable precautions to prevent the inadvertent or accidental use or disclosure of Confidential Information. Notwithstanding the foregoing, it is understood that, at all such times, I am free (a) to use information which was known to me prior to employment with the Company, which is the product of my general knowledge, education, training, and/or experience, or which is generally known in the trade or industry through no breach of this Agreement or other act or omission by me, (b) to discuss the terms of my employment, wages and working conditions to the extent expressly protected by applicable law (including as set forth below), (c) to report possible violations of federal securities laws to the appropriate government enforcing agency and make such other disclosures that are expressly protected under applicable law (including disclosures related to claims of sexual harassment or sexual assault), and (d) to respond to inquiries from, or otherwise cooperate with, any governmental or regulatory investigation (the activities set forth in clauses (b) through (d) are, collectively, referred to as the “Protected Activities”). Prior to disclosure when compelled by a court subpoena or order, I will provide prior written notice to the board of directors of the Company, except that the Company in no way requires me to seek authorization from the Company or Company Group or inform the Company or Company Group about any Protected Activities. Nothing in this Agreement shall prohibit, prevent, or otherwise restrict me from reporting any allegations of unlawful conduct to federal, state, or local officials for investigation, including, but not limited to, alleged criminal conduct or unlawful employment practices under federal, state or local law; reporting any good faith allegations of unlawful employment practices to any appropriate federal, state, or local government agency enforcing discrimination laws; reporting any good faith allegation of criminal conduct to any appropriate federal, state, or local official; participating in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws; making any truthful statements or disclosures required by law, regulation, or legal process or that are about alleged unlawful employment practices under federal or Pennsylvania law; or requesting or receiving confidential legal advice.

3. Term of Nondisclosure Restrictions. I understand that Confidential Information is never to be used or disclosed by me, except as otherwise provided in Section 2. If, however, a court decides that Section 2 or any of its provisions is unenforceable for lack of reasonable temporal limitation and the Agreement or its restriction(s) cannot otherwise be enforced, I and the Company agree that the three (3) year period after the date my employment ends will be the temporal limitation relevant to the contested restriction, provided, however, that this sentence shall not apply to trade secrets protected without temporal limitation under applicable law.

4. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I will not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company or Company Group for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (x) file any document containing the trade secret under seal and (y) do not disclose the trade secret, except pursuant to court order.

5. Disclosure and License of Prior Innovations. I have identified all Prior Innovations (as defined in Annex A) in Annex B attached hereto. I represent that I have no rights in any Prior Innovations not listed in Annex B. If nothing is listed in Annex B, I represent that there are no Prior Innovations. I hereby grant to the Company, the Company Group, and its or their designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations that I incorporate, or permit to be incorporated, in any of the Company’s Innovations (as defined in Annex A).  Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Prior Innovations in any of the Company’s Innovations without the Company’s prior written consent.

6. Assignment of the Company’s Innovations. Subject to Section 8, and at the Company’s sole cost and expense, I agree to irrevocably assign and hereby do and will irrevocably assign to the Company, the Company Group, and its or their designees (as the case may be) my entire right, title, and interest in and to any and all of the Company’s Innovations, which assignment operates automatically upon the conception of the Company’s Innovations. To the extent any of the rights, title and interest in and to the Company’s Innovations cannot be assigned by me to the Company, I hereby grant to the Company and Company Group an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company’s Innovations. To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by me to the Company or Company Group, I hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title and interest against the Company or Company Group, any of the Company’s or Company Group’s successors in interest, or any of the Company’s or Company Group’s clients. I hereby waive any and all claims that I may have in any jurisdiction to “moral rights” or rights of “droit moral” with respect to the Company’s Innovations and agree that the Company, without the necessity of any further consideration or action on the part of the Company, Company Group, or me, shall have the right to make (or have others on the Company’s or Company Group’s behalf make) enhancements and derivative works of the same and that the Company, Company Group, or its or their designee shall own all right, title and interest in and to all such enhancements and derivative works.

7. Disclosure and Future Innovations. I agree to disclose promptly in writing to the Company all Innovations (as defined in Annex A) conceived, reduced to practice, created, derived, developed, or made by me during my employment and for two (2) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by the Company as to whether or not the Innovations are or should be considered the Company’s Innovations. At the time of each such disclosure, I will advise the Company in writing of any Innovations that I believe do not qualify as the Company’s Innovations; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. Any such information will be received in confidence by the Company. I will preserve the confidentiality of any Innovations that do not qualify as Nonassignable Innovations (as defined in Section 8 below).

8. Nonassignable Innovations. I acknowledge that this Agreement does not require that I assign or offer to assign to the Company or Company Group any Innovations that I developed entirely on my own time without using the Company’s or Company Group’s equipment, supplies, facilities, or trade secrets, or Confidential Information, except for those Innovations that either: (a) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to the Company’s or Company Group’s business or actual or demonstrably anticipated research or development; (b) result from or are connected with any work that I performed for the Company or Company Group; or (c) apply to any patent or invention covered by a contract between the Company or the Company Group and the United States or any of its agencies requiring full title to such patent or invention to be in the United States (“Nonassignable Innovations”). Likewise, this Agreement does not apply to any Innovations that qualify fully for protection from assignment to the Company or Company Group under any specifically applicable state law, regulation, rule or public policy.

9. Incorporation of Software Code. I agree that, except with the Company’s and Company Group’s (as the case may be) prior written consent, I will not incorporate into any of the Company’s or Company Group’s software or otherwise deliver to the Company or Company Group any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by the Company or Company Group.

10. Work Product Ownership. I agree that all work product or works of authorship that I create (solely or jointly with others) within the scope of my employment by the Company shall be considered works-made-for-hire for purposes of applicable copyright law and, accordingly, the Company shall be deemed the author of such work product or works of authorship. To the extent any such work product or works of authorship may not be deemed works-made-for-hire, I agree that the Company will exclusively own all such work product or works of authorship, and I hereby irrevocably and unconditionally assign to the Company all right, title, and interest worldwide in and to all such work product or works of authorship. I further agree not to publish or submit for publication any such work product or other materials containing Confidential Information, nor make public statements, lectures or speeches containing any such work product or Confidential Information, unless I have received prior written consent from an officer of the Company or unless necessary to perform services for the Company. I acknowledge and understand that publication of such work product or Confidential Information, regardless of whether for commercial, non-commercial, academic or other purposes, (i) may limit the Company’s legal rights to seek patent protection for the Company’s Innovations disclosed within the published materials, (ii) may eliminate or diminish the Company’s legal rights to claim that certain Confidential Information is protectable, or (iii) may cause other harm to the Company or Company Group, including, by way of example, eliminating or diminishing the Company Group’s competitive advantage.

11. Cooperation in Perfecting Rights to the Company’s Innovations. I agree to perform, during and after my employment, all acts that the Company and Company Group deem necessary or desirable to permit and assist the Company and Company Group, at its sole cost and expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company’s Innovations and all intellectual property rights therein as provided to the Company and Company Group under this Agreement. If the Company or Company Group is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any of the Company’s Innovations as provided under this Agreement, I hereby irrevocably designate and appoint the Company and the Company’s duly authorized officers and agents or the Company Group and the Company Group’s duly authorized officers (as the case may be) as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Company’s Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.

12. Return of the Company’s Property. Upon separation from employment with the Company, or at any other time upon the Company’s request, I will return all materials (including, without limitation, documents, drawings, files, and storage media) containing or disclosing any Confidential Information or the Company’s Innovations (including all copies thereof), as well as any keys, pass cards, identification cards, computers, laptops, printers, cell phones, smartphones, tablets, storage devices or similar items or devices that the Company or Company Group have provided to me. At the Company’s request, I will provide the Company with a written certification of my compliance with my obligations under this Section. I acknowledge and agree that my obligation to return the Company’s property shall apply to all property that I am aware or should be aware is in my possession or control. In the event that I should discover any of the Company’s or Company Group’s property or Confidential Information in my possession after my termination and departure from the Company, the Company agrees that, so long as I do not use it or disclose it for any purpose and return it promptly to the Company without retaining copies or excerpts of any kind, any such failure to return Company property will not be deemed a breach hereof.

13. Non-solicitation of Clients or Prospects. I acknowledge that non-public information relating to the Company’s and Company Group’s clients and prospects (including their needs or desires with respect to the types of products or services offered by the Company or Company Group, proposals, bids, contracts and their contents, the type and quantity of products and services provided or sought to be provided) is confidential and constitutes Confidential Information. Accordingly, to protect such Confidential Information and the Company’s and Company Group’s client goodwill, I agree that during the Restricted Period (as defined in Annex A), I will not, either directly or indirectly, separately or in association with others:

(a) solicit, induce or knowingly attempt to induce any Client or Potential Client (as defined in Annex A), to terminate, diminish, or materially alter in a manner harmful to the Company or Company Group its relationship with the Company;

(b) solicit or assist in the solicitation of any Client or Potential Client to induce or knowingly attempt to induce such Client or Potential Client to purchase or contract for any Competing Services (as defined in Annex A); or

(c) perform, provide or knowingly attempt to perform or provide any Competing Services for a Client or Potential Client.

14. Non-solicitation of the Company’s or Company Group’s Employees or Other Service Providers. I agree that, during the Restricted Period, I will not, either directly or indirectly, separately or in association with others, and regardless of who initiated contact:

(a) solicit, encourage, or participate in the solicitation of any person known to me to be an employee, consultant, independent contractor, or other service provider of the Company or Company Group to terminate or materially diminish their relationship with the Company or Company Group;

(b) solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any person known to me to be an employee, consultant, independent contractor, or other service provider of the Company or Company Group to render services to me or any other person or entity that researches, develops, markets, sells, performs, or provides, or is actively preparing to develop, market, sell, perform, or provide Competing Services; or

(c) hire, employ, or engage in a business venture with, or attempt to hire or engage in a business with, any person then employed by the Company or Company Group or who has left the employment of the Company or Company Group within the preceding three (3) months to research, develop, market, sell, perform or provide Competing Services.

Notwithstanding the foregoing, the provisions of this Section shall not be violated by (A) general advertising or solicitation not specifically targeted at Company-related persons or entities or (B) my serving as a reference, upon request, for any employee of the Company Group, or (C)  (D) engaging a non-employee service provider who performs services for multiple service recipients, so long as such engagement does not diminish or harm the Company Group’s relationship with such service provider.

15. Covenant Not to Compete. I agree that, during the Restricted Period, I will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity sell, design, develop, perform, or provide, or attempt to sell, design, develop, perform or provide Competing Services anywhere in the Restricted Territory (as defined in Annex A), nor will I assist another person or entity to sell, design, develop, perform or provide or attempt to sell, design, develop, perform or provide Competing Services anywhere in the Restricted Territory. Notwithstanding the foregoing, this Section 15 shall not prohibit me from (A) being a passive owner of not more than 2% of the outstanding stock of any class of a company that is publicly traded so long as I do not have any active participation in the business of such company; (B) passively investing in private investment funds whose principal investment strategy is not directed toward investing in entities that engage in or provide Competing Services; or (C) commencing employment with, or providing services to either (i) a private equity or financial sponsor that owns, invests in, or operates a business that engages in or provides Competing Services, so long as I do not perform, directly or indirectly, any services for the entity or business that is engaged in the Competing Services or for such private equity or financial sponsor in respect of such business or entity or (ii) a subsidiary, division or unit of any entity that has a diversified business so long as I do not perform services, directly or indirectly, for or in respect of the business that engages in the Competing Services, in each case so long as (1) I do not supervise, manage, or exercise authority over any personnel who perform services for or in respect of any entity or business that engages in or provides Competing Services, (2) I do not breach any of my obligations under this Agreement (including the non-disclosure, non-solicitation and non-disparagement provisions in this Agreement), (3) I do not participate, directly or indirectly, in strategic, operational, or investment decisions relating to any entity or business that engages in or provides Competing Services, and (4) I provide written notice to the Company of my employment or services covered by subpart (C) as soon as practicable, but no later 10 days, following commencement of such services.

16. Reasonableness of Restrictions.

(a) I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company’s and Company Group’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.

(b) In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and the Company agree that this Agreement will be deemed modified, restricted or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted or reformulated or as if such provision had not been originally incorporated herein, as the case may be.

17. Non-Disparagement. For the one (1) year period commencing on the date my employment with the Company terminates for any reason, the Company agrees that its then-current executive officers and directors shall refrain from taking any action or making any statement (oral, electronic or written) that disparages or criticizes me in any manner that causes or is reasonably likely to cause harm to me, my business or my reputation. During the Restricted Period, I agree to refrain from taking any action, or making any statement (oral, electronic or written) that disparages or criticizes the Company or Company Group, or its or their officers, directors, or employees, in any manner that causes, or is reasonably likely to cause, harm to the Company’s or Company Group’s business, reputation or relationships with its existing or potential suppliers, vendors, clients, investors, employees, contractors, or any other persons or entities with whom the Company or Company Group engages in material business activities. I understand that this provision does not apply to Protected Activities.

18. Publicity. I hereby consent to any and all uses and displays, by the Company and Company Group and its and their agents, of my name, voice, likeness, image, appearance, and biographical information in, on, or in connection with any pictures, photographs, audio, and video recordings, digital images, websites, television programs, advertising, sales, and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes, and all other printed and electronic forms and media throughout the world, at any time during my employment by the Company, for all legitimate business purposes of the Company and Company Group (“Permitted Uses”); provided, however, that this consent shall survive the termination of my employment with respect to any materials created or produced, or any Permitted Uses commenced, during the period of my employment. I hereby forever release the Company, Company Group, and its and their directors, officers, employees, and agents from any and all claims, actions, damages, losses, costs, expenses, and liability of any kind, arising under any legal or equitable theory whatsoever at any time during the period of my employment by the Company, in connection with any Permitted Use.

19. No Violation of Rights of Third Parties. I warrant that my performance of all the terms of this Agreement and my employment with the Company does not and will not breach any agreement to keep in confidence Confidential Information, knowledge or data acquired by me prior to my employment with the Company. I agree not to disclose to the Company or Company Group, or induce the Company or Company Group to use any confidential or Confidential Information or material belonging to any previous employers or others. I warrant that I am not a party to any other agreement that will interfere with my full compliance with this Agreement or any other agreement that I may have with the Company or Company Group. I further agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement or any other agreement that I may have with the Company or Company Group.

20. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company during the Restricted Period to my new employer or business partners about my obligations under this Agreement.

21. Survival. This Agreement (a) shall survive my employment by the Company; (b) does not in any way restrict my right or the right of the Company to terminate my employment at any time, for any reason or no reason; (c) inures to the benefit of successors and assigns of the Company and Company Group; and (d) is binding upon my heirs and legal representatives.

22. Third-Party Beneficiary. The parties agree that it is their intention that each member of the Company Group is a third-party beneficiary of this Agreement and that each member of the Company Group shall have the direct right to enforce this Agreement to the maximum extent permitted by applicable law.

23. Enforcement. In the event I breach or attempt to breach any provision (including any covenant) contained in this Agreement, I acknowledge and agree that the Company and Company Group may suffer immediate and irreparable harm and that money damages may not be adequate to compensate the Company or Company Group or to protect and preserve the status quo. Accordingly, I agree that the Company and Company Group shall be entitled (i) to seek injunctive relief to prevent me from violating my obligations under this Agreement, and (ii) to any and all other remedies available. The parties agree that any legal proceeding, commenced by one party against the other, shall be brought only in the state or federal court having proper jurisdiction within the Commonwealth of Virginia. Both parties submit to such jurisdiction and waive any objection to venue, personal jurisdiction and/or claim of inconvenient forum. The Company and I knowingly and voluntarily waive any and all right to a trial by jury in any action or proceeding arising out of, under or in connection with this Agreement, or the relationship between the parties hereto. In the event any party hereto institutes litigation or other proceeding, whether at law or in equity, to enforce the terms of this Agreement, and prevails on any claim made therein, such prevailing party shall be entitled to receive, and the breaching party agrees to reimburse the prevailing party for, any reasonable attorneys’ fees and costs incurred in any such litigation or proceeding, to the extent permitted by applicable law.

24. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; or (c) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in the Company’s records or such other address as I may specify in writing. Notices to the Company or Company Group shall be sent to a Company officer at the Company’s headquarters or to such other address as the Company may specify in writing.

25. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, without giving effect to any principles thereof relating to conflicts of laws.

26. Severability. Subject to Section 16(b), in case any one or more of the provisions, subsections, or sentences contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

27. Waiver; Amendment; Modification. The waiver by the Company of a term or provision of this Agreement, or of a breach of any provision of this Agreement by me, shall not be effective unless such waiver is in writing signed by the Company. No waiver by the Company of, or consent by the Company to, a breach by me, will constitute a waiver of, consent to or excuse of any other or subsequent breach by me. This Agreement may be amended or modified only with the written consent of both me and the Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

28. Entire Agreement. This represents my entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral, regarding the subject matter of this Agreement (including without limitation my undated Employee Confidential Information and Inventions Assignment Agreement with the Company (f/k/a Klustr, Inc.). The Company and I agree that this Agreement shall be retroactive to the first day of my employment with the Company (f/k/a Klustr, Inc.). No employee handbook, policy, or guideline supersedes or modifies this Agreement unless expressly stated in a writing signed by the Company and me.

Nothing expressed or implied in this Agreement shall be deemed or operate to alter the at-will nature of the employment relationship between the parties hereto.

I certify and acknowledge that I have carefully read all of the provisions of this Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement and that I understand and will fully and faithfully comply with such provisions.

Corvex, Inc.	EMPLOYEE:

By:	By:
Its:	[_________]

Date:	Date:

Annex A

CERTAIN DEFINITIONS

Capitalized terms used in the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement (“Agreement”) to which this Annex A is attached that are not otherwise defined in the Agreement have the meanings given to such terms as set forth below for purposes of the Agreement:

1. “Company Innovations” means any Innovations that I, solely or jointly with others, create, derive, conceive, develop, make or reduce to practice during my employment with the Company, whether created, derived, conceived, developed, made or reduced to practice prior to, on or after the date of this Agreement, that are within the scope of the Company Group’s business operations or that relate to the Company’s or Company Group’s business or its or their research and development.

2. “Competing Services” means any product, service, or process or the research and development thereof, of any person or entity other than the Company or Company Group that competes with a product, service, or process, including the research and development thereof, of the Company or Company Group with which I worked directly during my employment by the Company or about which I acquired Confidential Information during my employment by the Company.

3. “Confidential Information” means any and all knowledge, data or information of the Company or Company Group that has value in or to the Company’s or Company Group’s business and is not generally known, whether having existed, now existing, or to be developed during my employment, including information developed by me. By way of illustration but not limitation, Confidential Information includes (a) corporate information, including plans, strategies, forecasts, or methods; (b) marketing information, including strategies, methods, client identities or other non-public information about clients, prospect identities or other non-public information about prospects; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (d) operational and technological information, including information that is the Company’s Innovation or is related to any of the Company’s Innovations, product plans, product and device prototypes, the results of product testing, research data, market intelligence, technical designs and specifications, secret methods, manufacturing processes, source code of proprietary software, the content of unpublished patent applications, internal cost data, the terms of contracts with clients, vendors, suppliers and business partners, as well as investment research and diligence, service provider information (including legal, audit, administration, tax, technology and data vendors) and their terms, pricing and deliverables; (e) books, records, personnel information and records, financial information, sales lists, client lists, client leads, client sales or service records, marketing techniques, accounting procedures, sales manuals, technical reports, business plans, and client or prospect profiles prepared by or for the Company or Company Group or clients of the Company or Company Group; (f) information about strategic partnerships and initiatives and growth strategies; (g) trade secrets; and (h) any other non-public information of which the unauthorized disclosure could be detrimental to the interests of the Company or Company Group. “Confidential Information” also includes proprietary or confidential information of any third party who has disclosed or may disclose such information to the Company or Company Group or to me in the course of the Company’s or Company Group’s business subject to a duty on the Company’s or Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.

4. “Client or Potential Client” is any person or entity (including, without limitation, any investor, limited partner, member, managed account client, or prospective investor) who or which, at any time during the one (1) year period prior to the date my employment with the Company ends: (i) was (A) known to me to have contracted for, been billed for, or received from the Company or Company Group any product or service, with which I worked during my employment by the Company or Company Group or about which I acquired Confidential Information; and (B) in contact with me or in contact with any other employee of the Company, of which contact I was aware concerning the sale or purchase of, or contract for, any product or service with which I worked during my employment with the Company or about which I acquired Confidential Information; or (ii) was solicited by the Company or Company Group for the purpose of offering its products or services in an effort in which I was involved or of which I was aware.

5. “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress, and all intellectual property and other proprietary rights related thereto.

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6. “Prior Innovations” means any Innovations that relate in any way to the Company’s or Company Group’s business or its or their research and development and that were conceived, reduced to practice, created, derived, developed, or made by me alone or jointly with others prior to my employment with the Company and to which I retain any ownership rights or interest.

7. “Restricted Period” means the period of my employment with the Company and for a period of one (1) year after my employment ends; provided, however, that in the event the Company or member of the Company Group enforces this Agreement through a court order, the Restricted Period will remain in effect for a period of one (1) year from the effective date of the order enforcing the Agreement.

8. “Restricted Territory” means (i) any country, state or territory in which the Company is engaged in its business at the time of my separation of employment from the Company; (ii) any state or territory where I provided services for the Company or had a significant presence or influence at the time of my separation from the Company; and (iii) within a fifty (50) mile radius of any location at which the Company is operating, which shall be determined as of the date of my separation of employment from the Company.

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Annex B

PRIOR INNOVATIONS

As described in Section 5 of the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement (“Agreement”) to which this Annex B is attached, I HEREBY ACKNOWLEDGE AND AGREE THAT the following is a complete list of all Prior Innovations as defined in the Agreement:

I represent that I am subject to legal constraints, such as a duty of confidentiality, which prevents me from listing or reasonably describing any particular Prior Innovations; accordingly, the following identifies the existence of each such Prior Innovations subject to a constraint against disclosure, together with a description of the general nature thereof and, if legally permitted, the identity of the person(s) or entity(ies) to whom such duty of confidentiality is owed:

☐ Check here if you are claiming no Prior Innovations

☐ Check here if additional sheets attached.

Dated:
Signature

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